VERSAR

NEWS RELEASE

FOR IMMEDIATE RELEASE April 3, 2017

VERSAR FILES SEC FORM 8K PROVIDING TRANSCRIPT OF INVESTOR CALL DISCUSSING FISCAL YEAR 2016 FINANCIAL RESULTS

Offices

Headquarters

Springfield, VA

Inside the U.S.

Aiea, HI
Atlanta, GA
Boise, ID
Chandler, AZ
Charleston, SC
Columbia, MD
Denver, CO
Dulles, VA
El Paso, TX
Germantown, MD
Newport News, VA
Oceanside, CA
Richardson, TX
San Antonio, TX
South Easton, MA

Outside the U.S.

Baghdad, Iraq
Kabul, Afghanistan
Clark, Philippines
Milton Keynes, UK

Springfield, VA – April 3, 2017 – Versar, Inc. (NYSE MKT: VSR) today announced that a transcript of its March 28, 2017, investor call discussing its operational performance and financial results for the fourth quarter and fiscal year ended July 1, 2016, can be found in a Form 8k filed today with the Securities and Exchange Commission.

A replay of the teleconference will be available until April 11, 2017 and may be accessed domestically by dialing 877-481-4010 and international callers may dial 919-882-2331. Callers must enter conference ID number 10266. Additionally, the replay will be available on Versar's Investor Relations website, http://www.versar.com/investorrelations/index.html.

Additionally, Versar reiterated that it expects to adhere to its previously announced timeline for completing its remaining delinquent filings. The Company continues to work towards filing its Form 10-Q for the first fiscal quarter ended September 30, 2016 and the second fiscal quarter ended December 30, 2016 by the end of April. At that time, Versar expects to return to being on-time in its filings and meeting the requirements of both the Securities and Exchange Commission and the New York Stock Exchange.

VERSAR, INC., headquartered in Springfield, Virginia, is a publicly-traded global project management company providing sustainable value oriented solutions to government and commercial clients in the construction management, environmental services, and professional services market areas.

VERSAR operates the following websites: www.versar.com and www.versarpps.com.

Find out more about **VERSAR** at

https://twitter.com/VersarInc
https://www.facebook.com/VersarInc
http://www.linkedin.com/company/38251

This news release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended July 1, 2016, as updated from time to time in the Company's periodic filings. The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact: Karin Weber Robert Ferri

M&A, Investor Relations Manager
Versar, Inc.
(703) 642-6706
kweber@versar.com

Robert Ferri Partners
(415) 575-1589
robert.ferri@robertferri.com